UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

PCSB Financial Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-38065	81-4710738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2651 Strang Blvd., Suite 100, Yorktown Heights, NY		10598
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 248-7272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PCSB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07Submission of Matters to a Vote of Security Holders.

PCSB Financial Corporation (the “Company”) held its annual meeting of stockholders on October 28, 2020.  The final voting results on each matter submitted to a vote of stockholders are as follows:

1.	The following individuals were elected as directors of the Company, each to serve for a three-year term or until his or her successor is duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
Richard F. Weiss	9,711,901	2,388,047	2,327,305
Karl A. Thimm	9,028,440	3,071,508	2,327,305
Michael T. Weber	9,698,446	2,401,502	2,327,305
Dr. Marsha Gordon	9,480,290	2,619,658	2,327,305

2.	The appointment of Crowe LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
14,127,347	172,063	127,843	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PCSB Financial Corporation

Date: October 30, 2020	By:	/s/ Jeffrey M. Helf
Jeffrey M. Helf
Senior Vice President and Chief Financial Officer

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